Exhibit 99.1

Millrose Properties Declares Inaugural Dividend and Provides 2025 Outlook

Miami – March 17, 2025 – Millrose Properties, Inc. (NYSE: MRP, “Millrose”), the Homesite Option Purchase Platform (HOPP’R) for residential homebuilders, today announced a major milestone: its inaugural dividend of $65 million, or $0.38 per share of Class A and Class B common stock. The dividend will be paid on April 15, 2025 to shareholders of record as of April 4, 2025. This “stub” dividend covers the period from Millrose’s spin-off from Lennar Corporation (“Lennar”) on February 7, 2025 through March 31, 2025, and represents a pro-rated portion of what would equate to $0.65 per share on a normalized quarterly basis.

“We’re excited to announce our first-ever dividend—an important moment for Millrose and our shareholders,” said Darren Richman, Chief Executive Officer and President of Millrose Properties, Inc. “This dividend underscores the strength of our platform, the robust demand for our capital and our commitment to deliver 100% of our earnings back to shareholders.”

Strong Momentum on Transactions

Millrose is also pleased to report strong progress on transactions outside of the Lennar Master Program Agreement, closing approximately $250 million in such transactions since its spin-off, at yields exceeding 11%. Given the strong reception for its capital, and the momentum in signing up new third-party clients, Millrose expects to close at least an additional $100 million of such transactions within the next 30 days and anticipates delivering at least $1 billion in such transactions for full-year 2025.

To support this accelerated growth, Millrose is actively working with its financial advisors to secure additional financing, ensuring ample capital to fund its expanding transaction pipeline.

Earnings Outlook

Fueled by this momentum and its growing order book, Millrose is providing earnings per share guidance in the range of $0.65 to $0.68 for its second fiscal quarter ending June 30, 2025. Looking ahead, Millrose anticipates achieving quarterly earnings per share run rate of $0.67 to $0.69 by year-end 2025.

About Millrose Properties, Inc.

Millrose purchases and develops residential land and sells finished homesites back to homebuilders by way of option contracts with predetermined costs and takedown schedules. Millrose intends its “first of its kind” public vehicle to be attractive to homebuilders seeking to implement an asset-light strategy. As fully developed homesites are acquired, capital is recycled into future land acquisitions for homebuilders, providing each customer with uninterrupted access to capital.

Forward-looking Statements

This press release contains forward-looking statements, including, in particular, statements about Millrose’s businesses, plans, strategies and objectives, future earnings, expected transactions and guidance. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “can,” “shall,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “outlook,” “guidance” or other similar words or the negatives thereof. Assumptions relating to these statements involve judgments with respect to, among other things, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. There can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. Important factors that could cause differences between anticipated and actual results include the risks and uncertainties described in Millrose’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Millrose does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

Media Contact:

Benjamin Spicehandler / Stephen Pettibone / Adam Grossberg

FGS Global

MillroseProperties@fgsglobal.com